UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 23, 2013

GIGAMON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

598 Gibraltar Drive

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 263-2022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 29, 2013, Gigamon Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 29, 2013. In the press release, the Company also announced that it would be holding a conference call on July 29, 2013 to discuss its financial results for the quarter ended June 29, 2013. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the amendment and restatement of the Gigamon Inc. 2013 Corporate Bonus Plan (the “Bonus Plan”). The amendment of the Bonus Plan (i) expands eligibility to employees of the Company’s subsidiaries and (ii) clarifies the Committee’s discretion to modify awards. In addition, on July 23, 2013, the Committee approved payment of the following bonuses to named executive officers of the Company under the Bonus Plan:

Named Executive Officer	Bonus Awards
Paul A. Hooper	$68,280
Patrick P. Leong	$35,600
Duston M. William	$37,000

The Bonus Plan offers the eligible employees of the Company, including its executive officers, the opportunity to earn bonuses based on the achievement of specified corporate performance goals during each performance period.

The performance periods under the Bonus Plan correspond to the Company’s fiscal year, beginning on January 1st of each fiscal year. Participants are assigned an annual target bonus value, set as a percentage of their annual base salary for the performance period. Participants may earn more or less than their annual target bonus value based on the extent to which achievement of the Company’s specified performance goals results in the funding of a bonus pool and a participant’s individual performance. If target metrics are surpassed, a participant in the Bonus Plan may be awarded a bonus payment of up to a maximum of 200% of the target bonus value.

The bonus pool is funded based upon the Company’s achievement of specified revenue and operating profit targets established by the Committee each fiscal year. If the Company’s performance results in the bonus pool being funded at 100% of targeted levels, participants are eligible to receive bonuses at their annual target bonus levels. The Committee may impose minimum Company performance thresholds before the bonus pool is funded, such as revenue, operating profit or profitability thresholds.

Bonuses under the Bonus Plan are paid biannually, following the close of the Company’s second fiscal quarter and fiscal year end. Payments to executive officers following the close of the Company’s second fiscal quarter are paid at 50% of the then calculated payout (e.g. 25% of the target award), and the remaining portion of the annual bonus is paid following the close of the Company’s fiscal year end. Participants must be employed from May 1st through June 30th to qualify for a bonus payment following the close of the Company’s second fiscal quarter, which will be paid by July 31st, and from November 1st through December 28th to qualify for a bonus payment following the close of the Company’s fiscal year end, which will be paid by February 15th.

The Bonus Plan is administered by the Committee. The Committee, in its sole discretion, reserves the right to amend or terminate the Bonus Plan, and retains discretion to increase or decrease (including to zero) the amount of the bonus pool that is funded and the amount of a participant’s bonus award. The Bonus Plan supersedes existing bonus programs and will remain in effect until terminated. The foregoing summary is qualified by the terms of the Bonus Plan attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Committee previously approved the annual 2013 target awards under the Bonus Plan:

Executive Officer	Title	Target Bonus	% of Base Salary
Paul A. Hooper	Chief Executive Officer	$240,000	75%
Patrick P. Leong	Chief Technology Officer	$125,000	50%
Duston M. Williams	Chief Financial Officer	$130,000	50%

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Gigamon Inc. 2013 Corporate Bonus Plan

99.1	Press release issued by Gigamon Inc., dated July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer

Date: July 29, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Gigamon Inc. 2013 Corporate Bonus Plan

99.1	Press release issued by Gigamon Inc., dated July 29, 2013